Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q1 FY2010 (All amounts in millions, except ASPs and headcount)

	Q1 FY09	Q2 FY09	Q3 FY09	Q4 FY09	Q1 FY10
UNITS[1]	39.4	35.5	31.6	40.0	44.1
REVENUE	$2,109	$1,823	$1,592	$1,928	$2,208
AVERAGE SELLING PRICE[1]	$53	$51	$50	$48	$49
GROSS MARGIN %	20.1%	15.9%	15.9%	19.2%	23.3%

REVENUE BY CHANNEL
OEM	56%	57%	48%	54%	52%
DISTRIBUTORS	26%	21%	30%	29%	31%
RETAIL	18%	22%	22%	17%	17%

REVENUE BY GEOGRAPHY
AMERICAS	23%	23%	26%	24%	22%
EUROPE	29%	29%	28%	22%	22%
ASIA	48%	48%	46%	54%	56%

REVENUE CONCENTRATION
10 LARGEST CUSTOMERS	51%	49%	47%	52%	56%

WORLDWIDE HEADCOUNT	51,409	50,838	43,898	45,991	52,208

CASH RELATED INFORMATION
CASH FLOW FROM OPERATIONS	$301	$300	$355	$349	$434
CAPITAL EXPENDITURES	$162	$140	$106	$111	$176
DEPRECIATION AND AMORTIZATION	$117	$122	$119	$122	$121
DAYS SALES OUTSTANDING	47	46	47	47	47
DAYS PAYABLES OUTSTANDING	66	64	68	69	72

INVENTORY METRICS
RAW MATERIALS	$129	$124	$104	$97	$96
WORK IN PROCESS	168	159	152	154	173
FINISHED GOODS	180	163	129	125	126

TOTAL INVENTORY, NET	$477	$446	$385	$376	$395
INVENTORY TURNS	14	14	14	15	17

[1]	Based on sales of hard drive units only